Exhibit T3A.2

se. Only Government Services Ontario CERTIFICATE CERTIFICAT This is to certify that these articles Ceci certifie que les pr6sentt statuts are effective on entrent en vigueur le MAY 0_8 . M.!4-I,. 2ppg . t)ircirnr ! f)irerfiice Form 3 Business Corporations Act Formula 3 LolSurlea socidids par acrims Business Corporatipns Act / Loi sur,les societes par actions 1736731 ARTICLES OF AMENDMENT STA TUTS DE MODIFICATION f. The name of the corporation is: (Set out in BLOCK CAPITAL LETTERS) Denomination sociale aatuelfe de la soclefe (ecrire an LETTRES MAJUSCU LES SEULEMENT) : A L O 1 A STEEL I AI ERS I A I L I GOM; A G I M N C Mihist6re des Services, gouvernemenfaux Illlllllllllli l l'III 2. The name of the corporation is changed to (if applicable ); (Set out in BLOCK CAPITAL LETTERS) Nouvelle denominagan sociate de la somata (sit ya lieu) (ecrire on LETTEES MAJUSCULES SEULEMENT) : EISISIAIR S E T E L 3. Date of incorporationlarnalgamotion: Date de le constitution ou de la fusion Ontario Corporation Number Numero de fa socf&d en Onlarlo O MIAI IIINIC A L G 2007-06-23 (Year, Month. Day) (annee, moil, jour) 4. Complete only If there is a change in the number of directors or the minimum 1 maximum number of directors. II faut remplir cette partle seulement si le hombre d'administrateurs ou at to nombre minimal ou maximal d'administrateurs a change. Number of directors is/are : or minimum and maximum number of directors is/are: Nombre d edmin/strateurs : ou nombres minimum of maximum d 'administrateurs : Number or minimum and maximum Nombre ou minimum et maximum 5. The articles of the corporation are amended as follows: Les statuts de la soctdtd sont modifies de la (aeon suivante : To change the name of the corporation to Essar Steel Algoma Inc. 07119 (0312003)

2 6. The amendment has been duly authorized as required by sections 168 and 170 (as applicable) of the Business Corporations Act. La modificaton a ste dement autorlsde contoimemenf aux articles 168 st 170 (salon to cas) de to Lof sur les societes par actions. 7. The resolution authorizing the amendment was approved by the shareholders/directors ( as applicable) of the corporation on Les actionnafres ou les administrateurs (seion to ass) da fa socidtd ont approved la resaluffon autarisant la modification 19 2W8-MBrL.1r12 (Year, Month, Day) (annde, mols. jour) These arllctes are signed in duplicate. Les pr6sents statuts Sant slgnds an double exemplalre. ALGOMA STEEL INC. ACIERS ALGOMA INC. (Name of Corporation ) (it the name Is to be changed by these articles set out current name) (Dhnomination sociale da Is soeddt8) (St 1Cn dam=Ye urr changemerd de nom, lndiquer d-dessus la dhnominatien soelate actuelle). Byi Par: DiacbX (signature) (Description of Office) (Stgnature) (Foncrton) 07119 (0312003)